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                        [LINCOLN LIFE LETTERHEAD]


                                                                    EXHIBIT 3

April 10, 1998


VIA EDGAR
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The Lincoln National Life Insurance Company
1300 South Clinton Street
P.O. Box 1110
Fort Wayne, IN 46801


Re: Lincoln Life Flexible Premium Variable Life Account R
    (File No. 333-43107)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Flexible Premium Variable Life Account R (the "Account"), a segregated account of The Lincoln National Life Insurance Company (Lincoln Life), of contributions from a person pursuant to an insurance policy issued in accordance with the prospectus contained in the registration statement on Form S-6, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6.


Sincerely,

/s/ Brian Burke
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Brian Burke
Counsel